UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

Rani Therapeutics Holdings, Inc.

(Name of Registrant As Specified In Its Charter)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

PRELIMINARY INFORMATION STATEMENT -SUBJECT TO COMPLETION

RANI THERAPEUTICS HOLDINGS, INC.

2051 Ringwood Avenue

San Jose, California 95131

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF THE STOCKHOLDERS

Dear Stockholders:

This Information Statement (the “Information Statement”) is being furnished to the stockholders of the outstanding capital stock of Rani Therapeutics Holdings, Inc., a Delaware corporation (the “Company”), as of the close of business on June 27, 2025 (the “Record Date”) for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.

On May 20, 2025, the Company entered into a letter agreement (the “Letter Agreement”) with an existing institutional investor (the “Investor”) pursuant to which the Investor exercised for cash certain existing warrants at a reduced exercise price of $0.65 per share in consideration for the Company’s issuance of a new Series D common stock warrant (the “Series D Warrant”) to purchase an aggregate of 13,160,172 shares of Class A common stock, $0.0001 par value per share (the “Class A Common Stock”). The Series D Warrant was issued in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. The issuance of the shares of Class A Common Stock issuable upon exercise of the Series D Warrant is subject to stockholder approval (the “Stockholder Approval”) in accordance with Nasdaq Listing Rule 5635(d) of The Nasdaq Stock Market LLC (“Nasdaq”).

We are sending you this Information Statement to notify you that on June 27, 2025, a stockholder holding the majority voting rights of our capital stock (the “Majority Holder”), pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”), approved the issuance of the shares of Class A Common Stock upon exercise of the Series D Warrant (the “Warrant Share Issuance”) in accordance with Nasdaq Listing Rule 5635(d) by written consent in lieu of a meeting of stockholders. Our Board approved the issuance of the shares of Class A Common Stock issuable upon exercise of the Series D Warrant on May 19, 2025, subject to the Company obtaining the required Stockholder Approval.

Please note that the number of votes already received from the Majority Holder is sufficient to satisfy the stockholder vote requirement for this action under Delaware law and our amended and restated certificate of incorporation and consequently no additional votes will be needed to approve the actions.

This is not a notice of a special meeting of stockholders and no stockholder meeting will be held to consider any matter which is described herein. We are not asking you for a proxy and you are requested not to send us a proxy.

This Information Statement is first being mailed to you on or about     , 2025. The actions taken by written consent of the Majority Holder will not become effective until the date that is twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to holders of our capital stock as of the Record Date. You are urged to read the Information Statement in its entirety for a description of the actions taken by the Majority Holder.

By Order of the Board of Directors

Talat Imran
Chief Executive Officer

San Jose, California , 2025

RANI THERAPEUTICS HOLDINGS, INC.

2051 Ringwood Avenue

San Jose, California 95131

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF

THE SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

This Information Statement is being sent by mail to all record and beneficial owners at the close of business on the Record Date of the Class A Common Stock and Class B common stock, par value $0.0001 (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), of Rani Therapeutics Holdings, Inc., a Delaware corporation, which we refer to herein as “the Company,” “we,” “our” or “us.” The mailing date of this Information Statement is on or about     , 2025. The Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Regulation 14C of the Exchange Act, to notify our stockholders of actions we are taking pursuant to a written consent executed by a stockholder holding the majority voting rights of our capital stock in lieu of a meeting of stockholders.

On the Record Date, there were 39,252,522 shares of Class A Common Stock issued and outstanding and 23,970,359 shares of Class B Common Stock issued and outstanding. Our Class A Common Stock entitles holders thereof to one vote per share and our Class B Common Stock entitles holders thereof to ten votes per share, voting together as a single class.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Our Board approved the Warrant Share Issuance on May 19, 2025, subject to the Company obtaining the required Stockholder Approval in connection therewith. On June 27, 2025, the Majority Holder, beneficially owning 13,664 shares of our issued and outstanding Class A Common Stock and 22,411,124 shares of our issued and outstanding Class B Common Stock, by written consent in lieu of a meeting (the “Written Consent”) approved the Warrant Share Issuance. As of the Record Date, the Majority Holder held approximately 80% of the voting power of our outstanding voting capital stock. No other corporate actions to be taken by written consent were considered. Because the action was approved by the written consent of the Majority Holder beneficially owning a majority of our outstanding voting capital stock, no proxies are being solicited with this Information Statement. We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action being taken. In addition, pursuant to the laws of the State of Delaware, the action to be taken by majority written consent in lieu of a special stockholder meeting does not create appraisal or dissenters’ rights. The consent we received from the Majority Holder constitutes the only stockholder approval required under the DGCL, applicable Nasdaq listing rules and our amended and restated certificate of incorporation and amended and restated bylaws.

Our Board determined to pursue stockholder action by majority written consent of those shares entitled to vote in an effort to reduce the costs and management time required to hold a meeting of stockholders and to implement the above action in a timely manner. Under Section 14(c) of the Exchange Act, actions taken by written consent without a meeting of stockholders cannot become effective until at least twenty (20) calendar days after the mailing date of this Information Statement. We are not seeking written consent from any stockholders other than as set forth above and our other stockholders will not be given an opportunity to vote with respect to the actions taken. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of advising stockholders of the actions taken by written consent and giving stockholders advance notice of the actions taken.

OUTSTANDING VOTING SECURITIES AND CONSENTING STOCKHOLDERS

On June 27, 2025, the Majority Holder beneficially owning 13,664 shares of Class A Common Stock and 22,411,124 shares of Class B Common Stock (representing approximately 80% of the total voting power of our capital stock) executed and delivered to the Board the Written Consent approving the issuance of the shares of Class A Common Stock upon exercise of the Series D Warrant that was issued in connection with the Letter Agreement. The Written Consent is sufficient under the DGCL and our amended and restated certificate of incorporation and our amended and restated bylaws to approve and adopt the actions described in this Information Statement. Consequently, no further stockholder action is required.

As of the date of the Written Consent, we had issued and outstanding approximately 39,252,522 shares of Class A Common Stock and 23,970,359 shares of Class B Common Stock. Our Class A Common Stock entitles holders thereof to one vote per share and our Class B Common Stock entitles holders thereof to ten votes per share, voting together as a single class.

Pursuant to Section 228 of the DGCL, unless otherwise provided in the certificate of incorporation, any corporate action required to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Our Board and stockholder holding a majority of our outstanding capital stock voting power have therefore approved the issuance of the shares of Class A Common Stock upon exercise of the Series D Warrant. Following twenty (20) calendar days after the furnishing of this Information Statement to stockholders, the Investor will be able to exercise the Series D Warrant, subject to and in accordance with the terms and conditions of the Series D Warrant.

APPROVAL OF THE WARRANT SHARE ISSUANCE

Warrant Inducement Transaction

On May 20, 2025, we entered into the Letter Agreement the Investor pursuant to which:

•	we agreed to issue the new Series D Warrant to purchase up to an aggregate of 13,160,172 shares of our Class A Common Stock, with an exercise price of $0.65 per share to the Investor;

•

we agreed to reduce the exercise price per share of an outstanding Series B common stock warrant (the “Series B Warrant”), exercisable for 3,246,753 shares of Class A Common Stock issued in July 2024 to the Investor, from $3.08 per share to $0.65 per share, and the Investor agreed to exercise in full such warrant; and

•

we agreed to reduce the exercise price per share of an outstanding Series C common stock warrant (the “Series C Warrant”), exercisable for 3,333,333 shares of Class A Common Stock issued in October 2024 to the Investor, from $3.00 per share to $0.65 per share, and the Investor agreed to exercise in full such warrant.

The closing of the transactions contemplated pursuant to the Letter Agreement (the “Transactions”) occurred on May 21, 2025 (the “Closing Date”). We received gross proceeds of approximately $4.3 million upon the exercise of the Series B Warrant and Series C Warrant by the Investor, prior to deducting financial advisory fees and estimated expenses. The Series B Warrant and Series C Warrant, and the shares of Class A Common Stock issuable upon exercise thereunder, were previously registered on our Registration Statement on Form S-3 (No. 333-266444). We intend to use the net proceeds from the transaction to purchase newly issued LLC Interests from Rani LLC. We intend to cause Rani LLC to use the net proceeds from this offering for working capital and other general corporate purposes.

Maxim Group LLC (“Maxim”) acted as our financial advisor pursuant to an engagement letter May 19, 2025. As compensation for such services, we agreed to pay Maxim an aggregate cash fee equal to 5.25% of the gross proceeds received by us upon the exercise of the Series B Warrant and Series C Warrant under the Letter Agreement.

This summary provides basic information concerning the Series D Warrant and the Letter Agreement. The full text of each of the form of the Series D Warrant and the Letter Agreement were filed as exhibits to our Current Report on Form 8-K filed with the SEC on May 20, 2025.

Reasons for the Warrant Inducement Transaction

As of March 31, 2025, our cash, cash equivalents and marketable securities totaled $15.9 million. Based on our current operating plans, there is substantial doubt regarding our ability to continue as a going concern for a period of 12 months after the date that our financial statements for the three months ended March 31, 2025 were issued.

Because we anticipate continued operating losses, we expect to continue raising funds through equity or debt offerings, or strategic transactions such as the Transactions, to meet our financial needs. As such, we consummated the Transactions in order to raise additional capital to be used for working capital and other general corporate purposes during the year ending December 31, 2025.

Nasdaq Listing Rules Requirements and Reason for Stockholder Approval

Nasdaq Listing Rule 5635(d) requires us to obtain stockholder approval, prior to the issuance of securities, of a transaction, other than a public offering, involving the sale, issuance or potential issuance by us of shares of our Class A and Class B Common Stock (or securities convertible into or exercisable for our Class A and Class B

Common Stock) in an amount equal to 20% or more of the Company’s outstanding Class A and Class B Common Stock or voting power outstanding immediately before the issuance will be sold at a price less than (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement in connection with such transaction or (ii) the average Nasdaq Official Closing Price of the Class A Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of such binding agreement (the “Minimum Price”). In the case of the Transactions, the 20% threshold is determined based on the number of shares of our Common Stock outstanding immediately preceding the issuance of the Series D Warrant.

We cannot predict whether or when the Investor will exercise the Series D Warrant. For this reason, we are unable to accurately forecast or predict with any certainty the total amount of Class A Common Stock that may ultimately be issued. However, the number of shares of Class A Common Stock to be issued to the Investor upon exercise of the Series D Warrant could result in the issuance of a number of shares exceeding the threshold and pricing for which stockholder approval is required under Nasdaq Listing Rule 5635(d). Therefore, the issuance of the shares of Class A Common Stock issuable upon exercise of the Series D Warrant was approved by our Board and the Majority Stockholder to ensure compliance with Nasdaq Listing Rule 5635(d).

Effect of Issuance of Additional Securities

As long as the Investor beneficially owns, or is able to beneficially own, a significant amount of shares of our Class A Common Stock, it could significantly influence our future decisions. Our stockholders will incur dilution of their percentage ownership to the extent that the Investor exercises the Series D Warrant.

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under the DGCL are afforded to our stockholders as a result of the approval of the Warrant Share Issuance. The consent we received from the Majority Holder constitutes the only stockholder approval required under the DGCL, applicable Nasdaq listing rules and our amended and restated certificate of incorporation and amended and restated bylaws.

Vote Required

The vote required to approve the Warrant Share Issuance was the affirmative vote of the holders of a majority of our voting shares outstanding. Our Class A Common Stock entitles holders thereof to one vote per share and our Class B Common Stock entitles holders thereof to ten votes per share, voting together as a single class.

On the Record Date, there were 39,252,522 shares of Class A Common Stock outstanding and entitled to vote and 23,970,359 shares of Class B Common Stock outstanding and entitled to vote.

Vote Obtained

Section 228(a) of the DGCL and our amended and restated bylaws provide that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, via written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

As of the date of the Written Consent, the Majority Holder held approximately 80% of the voting power of our outstanding voting capital stock.

Notice Pursuant to Section 228 of the DGCL

Pursuant to Section 228 of the DGCL, no advance notice is required to be provided to the other stockholders who have not consented in writing to such action of the taking of the stated corporate action without a meeting of stockholders. Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228 of the DGCL.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our directors, executive officers or any associate of a director or executive officer has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter described in this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our capital stock as of June 27, 2025 by:

•	each of our named executive officers and directors;

•	all our executive officers and directors as a group; and

•	all those known us to be beneficial owners of more than five percent of our Common Stock.

Our Class A Common Stock entitles holders thereof to one vote per share and our Class B Common Stock entitles holders thereof to ten votes per share, voting together as a single class.

Subject to the terms of Rani LLC’s fifth amended and restated limited liability company agreement (“Rani LLC Agreement”), Class A units of Rani LLC together with Class B Common Stock (together referred to as a “Paired Interest”) are exchangeable for shares of Class A Common Stock on a one-for-one basis; provided that, at our election, we have the ability to effect a direct exchange of such Class A Common Stock or make a cash payment equal to a volume weighted average market price of one share of Class A Common Stock for each Paired Interest redeemed. Any shares of Class B Common Stock will be cancelled on a one-for-one basis if, at the election of the holder, we redeem or exchange such Paired Interest pursuant to the terms of the Rani LLC Agreement.

Subject to the terms of the Rani LLC Agreement, certain individuals who own Class A units of Rani LLC without corresponding shares of Class B Common Stock (“non-corresponding Class A units”) have the ability to exchange such Class A units of Rani LLC for shares of Class A Common Stock on a one-for-one basis; provided that, at our election, we have the ability to effect a direct exchange of such Class A Common Stock or make a cash payment equal to a volume weighted average market price of one share of Class A Common Stock for each non-corresponding Class A unit of Rani LLC redeemed. Beneficial ownership of Class A units of Rani LLC is not reflected in this table; however, information concerning ownership of Class A units of Rani LLC is included in the footnotes below, where applicable.

Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is 2051 Ringwood Avenue, San Jose, California 95131.

	Common Stock Beneficially Owned
	Class A		Class B
Beneficial Owner	Number of Shares	Percentage of Total	Number of Shares	Percentage of Total	Total Common Stock Beneficially Owned	Percent of Total Voting Power
5% Stockholders
InCube Labs, LLC(1)	13,664	*	22,411,124	93%	22,424,788	80%
South Lake One LLC and Affiliates(2)	8,302,194	21%	—	—	8,302,194	3%
Armistice Capital, LLC(3)	3,760,354	9.58%	—	—	3,760,354	1%
Named Executive Officers and Directors
Dennis Ausiello(4)	272,009	1%	—	—	272,009	*
Jean-Luc Butel(5)	379,088	1%	—	—	379,088	*
Andrew Farquharson(7)	265,510	1%	436,500	2%	702,010	2%
Mir Imran(8)	266,831	1%	22,660,053	95%	22,926,884	81%
Maulik Nanavaty(9)	283,526	1%	52,878	*	336,404	*
Lisa Rometty(6)	216,425	1%	—	—	216,425	*

	Common Stock Beneficially Owned
	Class A		Class B
Beneficial Owner	Number of Shares	Percentage of Total	Number of Shares	Percentage of Total	Total Common Stock Beneficially Owned	Percent of Total Voting Power
Mir Hashim(10)	772,140	2%	172,148	1%	944,288	1%
Talat Imran(11)	2,017,993	5%	—	—	2,017,993	1%
Svai Sanford(12)	736,731	2%	—	—	736,731	*
All directors and executive officers as a group (10 persons)	5,430,904	14%	23,072,650	96%	28,503,554	85%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our Class A Common Stock or Class B Common Stock.
(1)

Represents shares held by InCube Labs, LLC (“ICL”). Mir Imran is the sole managing member of ICL, which is wholly-owned by Mir Imran and his family. The address of this entity is 2051 Ringwood Avenue, San Jose, California 95131.

(2)

Represents shares held by South Lake One LLC (“South Lake One”) as disclosed pursuant to a Schedule 13D/A filed with the SEC by South Lake One on October 17, 2024. South Lake One is wholly owned by South Cone Investments Limited Partnership, which is controlled by its general partner, South Lake Management LLC, which is controlled by its Board of Managers. The address of these entities is Avenida Presidente Riesco 5711 oficina 1603, Las Condes, Santiago, Chile.

(3)

Represents shares held by Armistice Capital, LLC (“Armistice”) as disclosed pursuant to a Schedule 13G filed with the SEC by Armistice on November 14, 2024, and supplemented by the stockholder questionnaire dated June 19, 2025. Armistice is the investment manager of Armistice Capital Master Fund Ltd. (the “Master Fund”), the direct holder of the shares, and pursuant to an Investment Management Agreement, Armistice exercises voting and investment power over the securities of the Company held by the Master Fund and thus may be deemed to beneficially own the securities of the Company held by the Master Fund. Mr. Steven Boyd, as the managing member of Armistice, may be deemed to beneficially own the securities of the Company held by the Master Fund. The Master Fund specifically disclaims beneficial ownership of the securities of the Company directly held by it by virtue of its inability to vote or dispose of such securities as a result of its Investment Management Agreement with Armistice. The address of Armistice and Mr. Boyd is 510 Madison Avenue, 7th Floor, New York, NY 10022.

(4)

Consists of 272,009 shares of Class A Common Stock underlying options that are exercisable within 60 days of June 27, 2025. Dr. Ausiello beneficially owns 92,074 non-corresponding Class A units of Rani LLC.

(5)	Consists of 328,588 shares of Class A Common Stock underlying options that are exercisable within 60 days of June 27, 2025.
(6)	Consists of 216,425 shares of Class A Common Stock underlying options that are exercisable within 60 days of June 27, 2025.
(7)

Includes (i) 192,692 shares of Class A Common Stock underlying options that are exercisable within 60 days of June 27, 2025, (ii) 12,343 shares of Class A Common Stock held by VH Moll, LP, (iii) 7,694 shares of Class A Common Stock held by Rani Investment Corporation, (iv) 52,781 shares of Class A Common Stock held by InCube Ventures II, L.P. (“InCube Ventures II”) and (v) 248,929 shares of Class B Common Stock held by InCube Ventures II. InCube Ventures II is a limited partnership and its general partners are Mir Imran, Andrew Farquharson and Wayne Roe. VH Moll, LP is a limited partnership and the members of the general partner are Andrew Farquharson and Talat Imran. Andrew Farquharson and Mir Imran are general partners of Rani Investment Corporation. The address of VH Moll, LP, Rani Investment Corporation, and InCube Ventures II is 2051 Ringwood Avenue, San Jose, California 95131. Mr. Farquharson beneficially owns 242,421 non-corresponding Class A units of Rani LLC.

(8)

Includes (i) 192,692 shares of Class A Common Stock underlying options that are exercisable within 60 days of June 27, 2025, (ii) shares held by ICL (refer to footnote 1 above), (iii) 7,694 shares of Class A Common Stock held by Rani Investment Corporation, (iv) 52,781 shares of Class A Common Stock held by InCube Ventures II, and (v) 248,929 shares of Class B Common Stock held by InCube Ventures II. InCube

Ventures II is a limited partnership and its general partners are Mir Imran, Andrew Farquharson and Wayne Roe. Andrew Farquharson and Mir Imran are general partners of Rani Investment Corporation. The address of InCube Ventures II and Rani Investment Corporation is 2051 Ringwood Avenue, San Jose, California 95131.
(9)

Represents (i) 272,009 shares of Class A Common Stock underlying options which are exercisable within 60 days of June 27, 2025, and (ii) 11,017 shares of Class A Common Stock held by a family member of Mr. Nanavaty. Mr. Nanavaty beneficially owns 155,118 non-corresponding Class A units of Rani LLC.

(10)

Includes 573,558 shares of Class A Common Stock underlying options which are exercisable within 60 days of June 27, 2025. Dr. Hashim beneficially owns 374,119 non-corresponding Class A units of Rani LLC.

(11)

Includes (i) 1,699,549 shares of Class A Common Stock underlying options that are exercisable within 60 days of June 27, 2025 and (ii) 12,343 shares of Class A Common Stock held by VH Moll, LP. VH Moll, LP is a limited partnership and members of the general partner are Andrew Farquharson and Talat Imran. The address of VH Moll, LP is 2051 Ringwood Avenue, San Jose, California 95131. Talat Imran beneficially owns 43,484 non-corresponding Class A units of Rani LLC.

(12)

Includes 551,862 shares of Class A Common Stock underlying options which are exercisable within 60 days of June 27, 2025. Mr. Sanford beneficially owns 142,350 non-corresponding Class A units of Rani LLC.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic requirements of the Securities Exchange Act of 1934, as amended (the “Exchange”) and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is www.sec.gov. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

You also may obtain free copies of the documents we file with the SEC, including this Information Statement, by going to the investor relations page of our website at ir.ranitherapeutics.com. The reference to our website does not constitute incorporation by reference of the information contained on or accessible through our website, and you should not consider the contents of our website in making an investment decision with respect to our Common Stock.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above action to approve the Warrant Share Issuance will not be effective until a date at least 20 days after the date on which the definitive Information Statement has been mailed to the stockholders.

HOUSEHOLDING OF STOCKHOLDER MATERIALS

Some bank, brokerage firm or other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of this Information Statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the Information Statement to you if you contact us at:

Rani Therapeutics Holdings, Inc.,

Attn: Secretary

2051 Ringwood Avenue

San Jose, California 95131

408-457-3700

If you want to receive separate copies of this Information Statement, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, brokerage firm or other nominee record holder, or you may contact us at the above address or phone number.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board has fixed the close of business on June 27, 2025 as the Record Date for the determination of stockholders who are entitled to receive this Information Statement.

This Information Statement is being mailed on or about     , 2025 to all stockholders of record as of the Record Date.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement that describes the purpose and effect of the above action and related approval. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

Talat Imran
Chief Executive Officer

   , 2025